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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors
North Fork Bancorporation, Inc.:



   We consent to the incorporation by reference in the Registration Statement on Form S-4 of North Fork Bancorporation, Inc., dated March 14, 2000, of our report, dated July 23, 1998, relating to the consolidated statement of financial condition of Reliance Bancorp, Inc. and subsidiary as of June 30, 1998, and the related consolidated statements of income, changes in shareholders' equity, comprehensive income and cash flows for each of the years in the two-year period ended June 30, 1998, which report is included in the June 30, 1999 Annual Report on Form 10-K of Reliance Bancorp, Inc. and the Current Report on Form 8-K of North Fork Bancorporation, Inc. dated December 29, 1999.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ KPMG LLP
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KPMG LLP
Melville, New York
March 13, 2000